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                                                                      Exhibit 21


                    SUBSIDIARIES OF HICKORY TECH CORPORATION

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                                                                                    JURISDICTION OF
            SUBSIDIARIES                                                            INCORPORATION
Mankato Citizens Telephone Company                                                      Minnesota
Mid-Communications, Inc.                                                                Minnesota
Cable Network, Inc.                                                                     Minnesota
Heartland Telecommunications Company of Iowa, Inc.                                      Minnesota
Amana Colonies Telephone Company                                                        Minnesota
Crystal Communications, Inc.                                                            Minnesota
Minnesota Southern Wireless Company(dba CellularOne)                                    Minnesota
National Independent Billing, Inc.                                                      Minnesota
Collins Communications Systems Co.                                                      Minnesota

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All such subsidiaries are 100% owned by Hickory Tech Corporation. The financial statements of all such subsidiaries are included in the Consolidated Financial Statements of Hickory Tech Corporation.

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